DISTRIBUTION AGREEMENT

      This Distribution Agreement (this "Agreement") is entered into as of June 21, 2004 ("Effective Date") by and between Zone4Play, Inc., a Nevada corporation with its principal place of business at 103 Foulk Road, Suite 202, Wilmington, DE 19803 ("Z4P") and Slingo Inc., a New Jersey corporation with its principal place of business at 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 ("Slingo") (collectively the "Parties" and each a "Party").

                                    RECITALS

      WHEREAS, the Parties wish to introduce certain Slingo game applications to the ITV market;.

      WHEREAS, the Parties wish to adapt certain Slingo game applications for the Interactive Television ("ITV") platforms of Z4P and facilitate the distribution of Slingo game applications globally to current and future Z4P customers and contacts.

      WHEREAS, the parties wish the Adapted Applications to be an ITV version of five of the more popular adult versions of the Internet Slingo games as well as four additional existing Slingo versions per year during the term, which versions shall be agreed upon and the parties wish the Adapted Applications to be an ITV version of five of the more popular `kids' versions. Additional games to be added when and if developed by Slingo.

      WHEREAS, the Parties desire to share revenue generated from the Slingo game applications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    AGREEMENT

1.    Definitions.

      (a) "Adapted Applications" shall mean any Slingo Games with a Slingo User Interface developed by Z4P for deployment on Z4P Platforms for ITV.

      (b) "Development Costs" shall mean a one time allowance of $150,000 to Z4P for the development costs incurred by Z4P to develop the Slingo iTV User Interface for the Slingo

Games. There shall be no additional allowance in the case of any extension or renewal of this Agreement for a First Additional Term or Second Additional Term.

      (c) "Intellectual Property Rights" shall mean all worldwide intellectual property rights of any kind whether arising under statute, common law, treaty, convention or otherwise, and whether or not vested or inchoate, including, without limitation, (i) all patents, patent applications, conceptions, inventions, discoveries and improvements, including any patent applications filed or patents acquired after the Effective Date; (ii) all rights associated with works of authorship, including copyrights and moral rights; (iii) all rights relating to the protection of trade secrets and Confidential Information; and (iv) any other proprietary rights relating to intellectual property and/or industrial property. Notwithstanding the foregoing, Intellectual Property Rights shall not include any trademark, service mark, and/or trade dress rights of any kind.

      (e) "ITV Network" shall mean an interactive television network.

      (f) "Net Revenue" shall mean all revenues received by Z4P generated by the "Adapted Applications" less related Development Costs

      (g) "Slingo Game" shall mean a game application created for adults and game applications created for `kids' , together with its associated documentation, that is owned by Slingo or for which Slingo otherwise holds sufficient rights to grant Z4P the licenses hereunder and which is listed on the attached Schedule A.

      (h) "Slingo Trademarks" shall mean any trademarks, service marks, design marks, symbols, logos and/or other indicia of source owned or used under license by Slingo, and all goodwill associated therewith.

      (i) "Slingo User Interface" shall mean a user interface for each Slingo Game as adapted for a Z4P ITV Platform, with the "look and feel" of the Slingo Game. Each SLINGO User Interface shall be developed and maintained by Z4P and integrated with Z4P servers operated by Z4P employees at all times.

      (j) "Z4P Platforms" shall mean the proprietary software gaming platforms owned and operated by Z4P for use on an ITV Network, which host and/or offer games to customers, and any other ITV Network software gaming platforms, whether now known or hereafter developed, on which Z4P may offer the games to customers via an ITV Network.

2.    Slingo Obligations and Responsibilities.

      (a) Slingo shall provide Z4P all of the information, documentation, data, protocols and source codes relating to the Slingo Games listed on attached Schedule A necessary for Z4P to develop and deploy the Slingo User Interfaces for each such Slingo Game to be integrated with Z4P Platforms.

      (b) Slingo hereby grants to Z4P a worldwide, royalty-free, non-exclusive license, under Slingo Intellectual Property Rights and Slingo Trademarks to perform any and all actions necessary for the development of the Slingo User Interface for the Slingo Games.


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

(c) Slingo hereby grants to Z4P an exclusive license to: (i) license (or have licensed), and/or distribute (or have distributed) the Adapted Applications on an ITV Network; (ii) provide a limited sublicensed right to license or distribute the Adapted Applications to ITV Networks; and (iii) provide a limited sublicensed right to use the Adapted Applications on ITV Networks to their customers. Any agreement with an ITV Networks Operator and its respective terms and conditions shall require the mutual agreement of the Parties.

3.    Z4P Obligations and Responsibilities.

      (a) SLINGO User Interface. Z4P shall be responsible for developing the Slingo User Interfaces for Z4P Platforms for Slingo Games.

      (b) Integration. Z4P shall be responsible for the integration of the Adapted Applications with the Z4P Platforms for ITV with each ITV Network Operator.

      (c) Distribution. Z4P shall use its reasonable best efforts to market and promote the Adapted Applications among ITV Networks Operators. Z4P shall notify Slingo of potential engagements with ITV Networks. Any agreement with an ITV Networks Operator and its respective terms and conditions shall require the mutual agreement of the Parties.

      (d) Operation of Adapted Applications and Z4P Platforms. Z4P shall at all times, operate, administer, update and host the Adapted Applications on the Z4P Platforms from Z4P servers. In addition, Z4P shall establish, and may modify from time to time, the end user terms and conditions governing user registration of, use and play of the Adapted Applications.

4.    Intellectual Property Rights.

      (a) Slingo Games and Trademarks. Slingo shall at all times own all Intellectual Property Rights, right, title and interest in and to Slingo Games and Slingo Trademarks, including all goodwill, computer code, graphics and sound files related thereto, which shall remain owned solely and exclusively by Slingo. Except for the licenses and other rights expressly granted herein, this Agreement does not transfer from Slingo to Z4P any Intellectual Property Rights of Slingo. Slingo shall have the right to prior approval of all uses of the Slingo Trademarks and of its Intellectual Property Rights.

      (b) Z4P Platforms and Slingo User Interfaces. Z4P shall at all times own all Intellectual Property Rights, title and interest in and to the Z4P Platforms and User Inter Face developed for Slingo except however, this agreement shall not operate to convey any right, title or interest to Z4P in any Slingo Intellectual Property Rights, Slingo Games or the look and feel of same or Slingo Trademarks..

5.    Revenue Share and Reporting.

      (a) Revenue Share. With respect to Adapted Applications, the revenue share will be split seventy-five percent (75%) to Z4P and twenty-five percent (25%) to Slingo until such time as the Development Costs ($150,000) have been recovered by Z4P. Once the Development Costs have been recovered by Z4P, each Party shall be entitled to fifty percent (50%) of the Net Revenue for the remainder of the Initial Term and the First Additional Term and Second Additional Term, if any.


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

      (b) Reporting and Payment. Z4P shall provide Slingo with monthly usage reports and payments as received by Z4P from the ITV network or any licensees or sub licensees.

      (c) Examination of Books and Records Slingo Slingo shall have the right, at reasonable times and upon reasonable notice, to inspect the books and records of Z4P as they relate to this agreement. Should such inspection determine that Slingo has been underpaid by at least ten percent {10%) during any reporting period, Z4P shall bear all costs and expenses in connection with such inspection and promptly remit all outstanding payments, together with interest at the rate of five percent (5)%) compounded annually.

6.    Representations and Warranties.

      (a) Mutual. Each Party hereby represents, covenants, and warrants to the other that: (i) it has the power to enter into this Agreement and to grant the rights granted herein and otherwise perform its obligations hereunder; (ii) it is not a party to any agreement or understanding and knows of no law or regulation that would prohibit it from entering into and performing this Agreement or that would conflict with this Agreement; and (iii) this Agreement constitutes a legal, valid, and binding obligation of each Party, enforceable in accordance with its terms.

      (b) By Slingo. Slingo represents and warrants to Z4P that: (i) it owns or has sufficient rights in and to Slingo Games and Slingo Trademarks to grant licenses to Z4P and to perform its obligations hereunder, and/or Slingo has secured all necessary, licenses, consents, authorizations and waivers for the use of the Slingo Games and Slingo Trademarks by Z4P as contemplated by this Agreement; (ii) there are no adverse or conflicting claims(s) with respect to Slingo rights in the Slingo Games and Slingo Trademarks; (iii) the content of the Slingo Games complies with all applicable U.S. federal, state, and local laws and regulations;

      (c) By Z4P. Z4P represents and warrants that: (i) the Z4P Platforms will be operated in compliance with all applicable governmental laws, rules and regulations during the Term; and (ii) there are no adverse or conflicting claim(s) with respect to Z4P rights in Z4P platforms; and (iii) the Z4P Platforms and any other content or materials provided by Z4P in connection with this Agreement do not and will not infringe upon or otherwise violate any copyright, trademark, trade secret, patent, invention, privacy, non-disclosure, or other intellectual property rights of any third party; and (iv) the rights and services provided by Z4P to the ITV Networks as contemplated by this Agreement comply with all applicable U.S. federal, state and local laws and regulations.

7.    Indemnification.

      (a) Each Party shall indemnify and hold the other Party, its officers, directors, and employees, harmless from and against any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) incurred by the Party to be indemnified arising from or caused by any breach by the indemnifying Party of its representations or warranties set forth in Section 6 above.


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

      (b) Each Party shall give the other prompt written notice of any third-party claim or suit, which may arise under the foregoing indemnity provision. In all cases, the indemnifying Party shall have the right to select counsel and sole control of the defense or settlement of any claims. The Party receiving indemnification shall provide reasonable assistance and cooperation with the defense.

8.    DISCLAIMER OF WARRANTIES.

      EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 6, NEITHER SLINGO NOR Z4P MAKES ANY OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, REGARDING THE GOODS AND SERVICES PROVIDED UNDER THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO PERFORMANCE LEVEL, OPERABILITY, LEGAL COMPLIANCE, AND ANTICIPATED REVENUE) AND EACH PARTY ACCEPTS SUCH SERVICES "AS IS" AND "WITH ALL FAULTS". IN ADDITION, BOTH SLINGO AND Z4P SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

9.    Omit

10.   Term and Termination.

      (a) Term. This Agreement will begin on the Effective Date and will remain in effect for an Initial Period of two (2) years {hereinafter "Initial Term". Provided that Net Revenue paid to Slingo during the Initial Term equals or exceeds five hundred thousand dollars ($500,000), Z4P may, on written notice to Slingo before the expiration of the Initial Term extend this agreement for an additional two-year term (hereinafter "First Additional Term") Provided that Net Revenue paid to Slingo during the First Additional Term equals or exceeds five hundred thousand dollars ($500,000), Z4P may, on written notice to Slingo before the expiration of the First Additional Term, extend this agreement for an additional two-year term (hereinafter "Second Additional Term")

      (b) Termination for Cause. Either Party may terminate this Agreement at any time upon written notice to the other Party solely in the event that the other Party: (i) is adjudicated to have engaged in fraudulent, criminal or grossly negligent conduct or violates any regulation in connection with the business relationship of the Parties or the performance of its respective obligations hereunder; (ii) breaches any material term or provision and fails to cure such breach within thirty (30) days of the date of the receipt written notice of such breach from the non-breaching Party; (iii) ceases to do business, or otherwise terminates its business operations; or (iv) becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other Party and such proceeding is not dismissed within 90 days.

      (c) Effect of Termination. Upon any termination of this Agreement at any time and for any reason, each Party, at the expense of the other Party, will deliver such documents and take such actions as such other Party may reasonably request to evidence or otherwise perfect such other Party's rights as specified in this Agreement, and each Party will return the other Party's confidential and proprietary materials in such Party's possession or control except that Z4P may retain such SLINGO Game materials as is necessary for Z4P to exercise its rights in the Adapted Applications.


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

      (d) Survival. The obligations, rights and remedies of the Parties set forth in Sections 2(b) and (c), 3(d), 4, 5, 7 and 11, as well as obligations, rights and remedies of the Parties under the terms of any agreement with any ITV Network shall survive the termination of this Agreement for any reason.

11.   Confidentiality.

      (a) Definition. Each Party agrees to treat any confidential technical, marketing, sales, customer or other information obtained from the other (the "Confidential Information") as confidential and proprietary to the disclosing Party and will use all reasonable means to protect the confidentiality of the Confidential Information, but in no event less stringent protections than the receiving Party uses for its own Confidential Information. Each Party agrees not to use any such Confidential Information except in performance of this Agreement, and agree not to disclose any Confidential Information to any third party, except in the performance of this Agreement, and to take reasonable protective measures to ensure and maintain such confidentiality. Neither Party shall be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy any legal requirement of a governing body; provided that immediately upon receiving any such request and to the extent it may lawfully do so, such requested Party advises the other Party promptly and prior to making such disclosure, so that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

      (b) Exclusions. Confidential Information does not include: (i) information that, at the time it is disclosed, is already in the receiving Party's rightful possession or available to it or its employees from any other source having no obligation not to disclose it; (ii) information that is, or any time hereafter becomes, available to the public; (iii) information that, after it is disclosed, is at any time obtained by the receiving Party from any other person or entity having no obligation not to disclose it; or (iv) information independently developed without the use of Confidential Information.

12.   General Provisions.

      (a) Governing Law; Venue; This Agreement shall be governed by and construed in accordance with the law of the State of New Jersey applicable to agreements entered into and to be fully performed therein.

      (b) Headings. The captions and headings of the various Sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend any specific terms or text of the article so designated and shall not in any way alter the meaning or interpretation of this Agreement.

      (c) No Waiver. No waiver of breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement will be effective unless it is in writing and signed by the Party waiving the breach, failure, right or remedy. No failure or delay by either Party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy. No waiver of any other breach, failure, right or remedy will be deemed a waiver of any other breach, failure, right or remedy, whether or not similar,


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

nor shall any waiver constitute a continuing waiver unless the writing so specifies. The waiver by either Party of any of the covenants, conditions, or agreements to be performed by the other or any breach thereof shall not operate or be construed as a waiver of any subsequent breach of any other covenant, condition or agreement contained in this Agreement.

      (d) Authority. Each individual executing below on behalf of a party hereby personally represents and warrants to the other Party that such individual is duly authorized to so execute, and to deliver, this Agreement.

      (e) Notices. Any notice under this Agreement will be deemed given if in writing and delivered in person, by overnight delivery service, or by facsimile transmission, receipt confirmed, or three business days after such notice is deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, and addressed to the recipient party at the address set forth below:

                           Attn: Sal Falciglia
                           SLINGO INC.
                           910 Sylvan Avenue
                           Englewood Cliffs, New Jersey 07632
                           T: +1 201 871 4900
                           With copies to:

                           Scott Shagin, Esq.
                           P.O. Box 770
                           Fair Lawn, NJ 07410
                           T: 201-261-9560
                           F: 201-261-9561

                           Attn: Shimon Citron, CEO
                           ZONE4PLAY
                           3B Hashlosha Street
                           Tel Aviv 67060, Israel
                           T: +972 3 537 6989
                           F: +972 3 537 6986
                           USA - +1 201 224 8501

      (f) Invalidity. In the event that any one or more of the provisions contained herein or in any instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such provision or provisions shall be construed with the Parties' intentions so as to be valid, legal and enforceable, and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other instrument.

      (g) Survival. The obligations of the parties under Sections 4, 5, 6, 7, 8, 9, 10 and 11 shall survive the termination or expiration of this Agreement.

      (h) Entire Agreement; Amendment. This Agreement is the complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether written or oral, between the Parties relating to the subject matter hereof. No modification of or amendment to this Agreement will be effective unless in writing and signed by each of the Parties.

      (i) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective affiliates, parent, subsidiaries, successors and assigns. Neither Party will sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, any rights or obligations under this Agreement without the other Party's prior written consent, which will not be unreasonably withheld or delayed. Slingo may, upon written notice to Z4P, assign its rights and delegate its duties under this Agreement to an entity owned by or in common control with Slingo. In the event of such assignment and should the assignor retain any rights relevant to this Agreement, the Parties agree and acknowledge that such assignment shall not release the assigning party from its obligations under this agreement. Notwithstanding the foregoing, either Party may freely assign this Agreement without the other Party's consent as part of a merger, reorganization, or sale of all or substantially all of the Party's assets related to the services to be provided hereunder, change of control, or to such Party's subsidiary or affiliate.

      (j) Force Majeure. Neither Party shall be responsible for any delays or failure to perform caused by or resulting from any act, omission or condition beyond the respective Party's reasonable control, whether or not foreseeable, including without limitation Acts of God, strikes, lockouts, riots, war, governmental regulations, fire, power failure, earthquakes, severe weather or other natural disaster, or any failure of software, hardware or communications equipment.

      (k) Independent Contractor. The relationship of Z4P and SLINGO is that of an independent contractor and nothing in this Agreement should be construed as to create a partnership, joint venture, agency or employment relationship between the Parties.

      (l) Counterparts. This Agreement may be executed (including, but not limited to, by facsimile signature) in one or more counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed will be deemed to be an original, and all such counterparts will be construed together and will constitute one Agreement.

13. Acknowledgement. Since the Parties hereto have jointly participated in drafting and negotiation this Agreement, there shall be no presumption against any Party on the ground that such Party was responsible for preparing this Agreement or any part of it. Each Party acknowledges and represents to the other Party that: (a) it has reviewed the terms and conditions set forth in this Agreement; (b) it has consulted legal counsel of its own choosing regarding the terms and conditions contained in this Agreement and the legality, execution and performance of the rights and obligations contained under this Agreement; and
(c) it has voluntarily entered into this Agreement with the intent to be legally bound thereby.


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

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above. Dated signed faxed copies shall bind as originals.


SLINGO, INC.                          ZONE4PLAY, INC.
(SLINGO)                              (Z4P)

By: /s/ Sal Falciglia                 By: /s/ Shimon Citron
    -----------------------               -----------------------
Name:  Sal Falciglia                  Name: Shimon Citron
Title: CEO                            Title:  CEO


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

                                   Schedule A
                                  Slingo Games


I.    Initially five (5) of the more popular adult versions shall be:
      a.    Classic Slingo
      b.    5 Card Slingo
      c.    TBD
      d.    TBD
      e.    TBD
As well as four additional existing Slingo versions per year, which versions shall be agreed upon.

II.   Initially five (5) of the more popular kids versions shall be:
      a.    Slingo4Kids
      b.    Roni Blocks
      c.    Circus Stars
      d.    Bumper Kids
      e.    MatchUms4Kids
As well as up to four (4) additional versions per year when and if developed by Slingo.


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